EXHIBIT 10.1

PW Cosmet
Zapleczu 20, Torun., 85-100 Poland

CONTRACT

Between SELLER, "PW Cosmet" corporation with principal offices at Na Zapleczu 20, Torun., Poland, ("SELLER") and DISTRIBUTOR, "Dynamo Corp", with a principal place of business at 35 Frensham Walk. Farnham Common SL23QF , Great Britain. ("DISTRIBUTOR")

1.	The Distributor sells in its own name and for its own account, in the Territory, the Products supplied by the Seller.
2.
If Seller is contacted by any person or entity inquiring about the purchase of Products in the Territory (other than Distributor or a party designated by Distributor), Seller shall refer such person or entity to Distributor for handling.

3.
Distributor must pay for development of the products: software/hardware, design of the mechanical components and design of the product, and must pay for manufacturing of the samples: one of each product.

4.
If Seller now or hereafter manufactures or distributes, or proposes to manufacture or distribute, any product other than the Products, Seller shall immediately notify Distributor of that fact and of all details concerning that product. Distributor may request from Seller distribution rights for that product in the Territory, or any portion thereof, and if so requested, Seller shall grant such distribution rights to Distributor on terms and conditions no less favourable than those provided in this Contract with respect to Products.

5.
The Seller grants and the Distributor accept the exclusive right to market and sell the Products in the Territory. The Seller is obliged to supply the Products and the Distributor is obliged to accept and pay on terms, defined by the present Contract.

6.	All Products purchased by Distributor shall be purchased solely for commercial resale, excepting those Products reasonably required by Distributor for advertising and demonstration purposes.
7.	Total cost of the Contract amounts USD 1000000 (one million dollars US) and is defined on the grounds of the invoices or accounts, billed by the Seller.
8.
The Distributor has 90 days to makes payment in the form of bank transfer on the account of the Seller after shipment is released from customs in USA, Canada or Brazil. The payment for the Goods according to this Contract can be made in the form of prepayment on the basis of the invoices, presented by the Seller, or after receipt of the Goods by the Distributor. Convenient

9.
The payment for the Goods can be made in dollars US or Euro. If the Buyer makes the payment in Euro, the Parties conduct re-calculation on dollars US. The rate of the currency exchange is the National Bank of Poland official rate of the currency exchanges upon the date of payment.

10.	Bank charges are at the expense of the Buyer or the Seller.
11.	The Contract becomes valid since the moment of signing till its complete fulfillment.

PRODUCTS AND PRICES

The Seller is manufacturer of the Products listed below, which are the subject of this Contract and the DISTRIBUTOR has the exclusive right to distribute these

List of the Products:

"Bad Pirates" redemption game – 2600$
"Treasure Diver" redemption game – 1900$

AND ENTERED INTO this 27 day of March, 2013, by undersigned authorized representatives of the parties.

DISTRIBUTOR	SELLER

Signed for and on behalf of	Signed for and on behalf of

Dynamo Corp	PW Cosmet

Director Jolanta Gajdzis	Director Mr Zbigniew Kosiński

(Signature)	(Signature)

Signing Date - March 27th 2013	Signing Date - March 27th 2013